                             BOOKS AND RECORDS

                     LINCOLN NATIONAL MANAGED FUND, INC.

        RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

     Records to Be Maintained by Registered Investment Companies, Certain Majority-Owned Subsidiaries Thereof, and Other Persons Having Transactions with
                       Registered Investment Companies.

Reg. 270.31a-1.   (a)  Every registered investment company, and every
underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to Section 30 of the Investment Company Act of 1940 and of the auditor's certificates relating thereto.

LN-RECORD         LOCATION    PERSON TO CONTACT   RETENTION

Annual Reports    Finance     Eric Jones          Permanently, the first two
To Shareholders                                   years in an easily
                                                  accessible place

Semi-Annual       Finance     Eric Jones          Permanently, the first two
Reports                                           years in an easily
                                                  accessible place

Form N-SAR        Finance     Eric Jones          Permanently, the first two
                                                  years in an easily
                                                  accessible place

(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

TYPE OF RECORD

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

PURCHASES AND SALES JOURNALS

Daily reports     Delaware    Fund Accounting     Permanently, the first two
of securities                                     years an easily accessible
transactions                                      place

PORTFOLIO SECURITIES

Equity            Delaware    Fund Accounting     Permanently, the first two
Notifications                                     years in an easily
                                                  accessible place

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LN-RECORD         LOCATION    PERSON TO CONTACT   RETENTION

Public Bond       Delaware    Fund Accounting     Permanently, the first two
Trades                                            years in an easily
Notifications                                     accessible place

RECEIPTS AND DELIVERIES OF SECURITIES (SHARES)

Not applicable

PORTFOLIO SECURITIES

Debit and         Delaware    Fund Accounting     Permanently, the first two
Credit Advices                                    year in an easily accessible
from Bankers                                      place
Trust Company
(Bank statement)

RECEIPTS AND DISBURSEMENTS OF CASH AND OTHER DEBITS AND CREDITS

Investment        Delaware    Fund Accounting     Permanently, the first two
Journal                                           years in an easily
                                                  accessible place

Daily             Delaware    Fund Accounting     Permanently, the first two
Journals                                          years in an easily
                                                  accessible place

(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

          (i) Separate ledger accounts (or other records) reflecting the following:
          (a)  Securities in transfer;
          (b)  Securities in physical possession;
          (c)  Securities borrowed and securities loaned;
          (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
          (e)  Dividends and interest received;
          (f)  Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

GENERAL LEDGER

General Ledger    Delaware    Fund Accounting     Permanently, the first two
                                                  years in an easily
                                                  accessible place


SECURITIES IN TRANSFER

Bank Advices      Delaware    Fund Accounting     Permanently, the first two
                                                  years in an easily
                                                  accessible place

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LN-RECORD         LOCATION     PERSON TO CONTACT  RETENTION

Notification      Treasurers-  Ken Hobson         Permanently, the first two
of Securities     Sec. Custody                    years in an easily
Transactions.                                     accessible place
(Original
records main-
tained by
custodian
bank.)

SECURITIES IN PHYSICAL POSSESSION


Securities        Treasurers-  Ken Hobson         Permanently, the first two
Ledger            Sec. Custody                    years in an easily
(Portfolio                                        accessible place
report
available on
request from
Bankers Trust
Company-Keeper
of original records).

Monthly           Securities   Nate Wagley        Permanently, the first two
Portfolio         Compliance                      years in an easily
Listings                                          accessible place

SECURITIES BORROWED AND LOANED

AOS file          Treasurers-  Ken Hobson         Permanently, the first two
                  Sec. Custody                    years in an easily
                                                  accessible place

MONIES BORROWED AND LOANED

Not applicable

DIVIDENDS AND INTEREST RECEIVED

Interest File     Delaware     Fund Accounting    Permanently, the first two
Accrual                                           years in an easily
Activity Journal                                  accessible place


DIVIDENDS RECEIVABLE AND INTEREST ACCRUED

Investment        Delaware     Fund Accounting    Permanently, the first two
Journal                                           years in an easily
                                                  accessible place

Dividend Master   Delaware     Fund Accounting    Permanently, the first two
File Display                                      years in an easily
                                                  accessible place

Interest File     Delaware     Fund Accounting    Permanently, the first two
Accrual                                           years in an easily
Activity Journal                                  accessible place


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LN-RECORD         LOCATION    PERSON TO CONTACT   RETENTION

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

LEDGER ACCOUNT FOR EACH PORTFOLIO SECURITY

Inventory         Delaware    Fund Accounting     Permanently, the first two
(on line)                                         years in an easily
                                                  accessible place

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Broker-Dealer     Delaware     Fund Accounting    Permanently, the first two
Ledger                                            years in an easily
                                                  accessible place

(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held. in respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

SHAREHOLDER ACCOUNTS

Maintained by     Finance     Eric Jones          Permanently, the first two
LNL                                               years in an easily
                                                  accessible place

(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

SECURITIES POSITION RECORD

Maintained by     Chase       Mutual Funds        Permanently, the fist two
Custodian of                  Division            years in an easily
Securities                                        accessible place


(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.

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LN-RECORD         LOCATION    PERSON TO CONTACT   RETENTION

CORPORATE DOCUMENTS

Corporate         Secretary   Cindy Rose          Permanently, the first two
charter, cer-                                     years in an easily
tificate of                                       accessible place
incorporation.

Bylaws and        Secretary   Cindy Rose          Permanently, the first two
minute books.                                     years in an easily
                                                  accessible place

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.

Sales Order or    LIM/VGA     Mutual Funds        Six years, the first two
Purchase Order    (Stocks)    Division            years in an easily
                              Pat Roller          accessible place
                              (Bonds)

Confirmations     LIM/VGA     Mutual Funds        Six years, the first two
                              Division            years in an easily
                              (Stocks)            accessible place

Notification      Investment   Pat Roller         Six years, the first two
Form              Admin.                          years in an easily
(from AOS                                         accessible place
Trading
System)

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

SHORT-TERM INVESTMENTS

Notification      Investment   Pat Roller         Six years, the first two
Form              Admin.                          years in an easily
(From AOS                                         accessible place
S-T System)

Bank Advice       LIM         Ann Warner          Six years, the first two
and Issuer                                        years in an easily
Confirmation                                      accessible place

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

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LN-RECORD         LOCATION    PERSON TO CONTACT   RETENTION

RECORD OF PUTS, CALLS, SPREADS, ETC.

Not applicable

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

TRIAL BALANCE

General Ledger    Delaware    Fund Accounting     Permanently, the first two
                                                  years in an easily
                                                  accessible place

(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identifies of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Brokerage         LIM         Gina Rohrbacher     Six years, the first two
Allocation                                        years in an easily
Report                                            accessible place

(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Trading           Investment  Pat Roller          Six years, the first two
Authorization     Admin.      Mutual Funds        years in an easily
                  VGA         Division (Stocks)   accessible place


Advisory          Law         Jeremy Sachs        Six years, the first two
Agreements        Division                        years in an easily
                                                  accessible place

(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.

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LN-RECORD         LOCATION    PERSON TO CONTACT   RETENTION

Issue Folders     VGA         Mutual Funds        Six years, the first two
                              Division            years in an easily
                                                  accessible place

Brokerage/        Investment  Pat Roller          Six years, the first two
Credit            Admin.                          years in an easily
Information                                       accessible place

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence    Product     Nancy Alford        Six years, the first two
                  Admin.                          years in an easily
                  Product Mgt.                    accessible place

Pricing Sheets    Delaware   Fund Accounting      Permanently, the first two
                                                  years in an easily
                                                  accessible place

Bank State-       Delaware   Fund Accounting      Six years, the first two
ments,                                            years in an easily
and Cash                                          accessible place
Recon-
ciliations









                              March 24, 1999